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                                                                    EXHIBIT 24.2



                               POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Carlton H. Baab and Mark D. Kvamme and each of them singly, as true and lawful attorneys-in-fact and agents will full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to CKS Group, Inc.'s Registration Statement on Form S-1 (File NO. 333-2178) (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.



                                          By: /s/  MICHAEL SLADE


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                                            Michael Slade



Date: June 7, 1996